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EXHIBIT 10.10.6

AMENDMENT NUMBER FIVE TO
THE EXECUTIVE MEDICAL PLAN OF
THE COCA-COLA COMPANY

        THIS AMENDMENT to the Executive Medical Plan of The Coca-Cola Company (the "Plan") is adopted by the Plan Administrator.

W I T N E S S E T H:

        WHEREAS, Section 10 of the Plan provides that the Plan Administrator may amend the Plan at any time; and

        WHEREAS, the Plan Administrator wishes to amend the Plan.

        Effective January 1, 2006, Section 12.4 shall be restated in its entirety to read as follows:

          "12.4    Establishment and Maintenance of Adequate Separation between the Company and Plan.    In accordance with the requirements of HIPAA, only the employees/classes of employees identified by the Plan Administrator or its delegate, as set forth in a separate written document maintained by the Plan Administrator or its delegate, will be given access to PHI to be used or disclosed. Such designated persons will only have access to and use PHI for purposes of Plan administration functions that the Company performs for the Plan. Notwithstanding the amendment provisions of this Plan, the Plan Administrator or its delegate is hereby granted authority to amend the designated persons document from time to time as necessary to facilitate payment or health care operations of the Plan. Any such amendment to the designated persons may apply prospectively or retroactively."

        IN WITNESS WHEREOF, the Plan Administrator has adopted this Amendment Number Five on the date shown below, but effective as of the dates indicated above.

Plan Administrator
By:	/s/ BARBARA S. GILBREATH
Date:	December 20, 2005

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AMENDMENT NUMBER FIVE TO THE EXECUTIVE MEDICAL PLAN OF THE COCA-COLA COMPANY